Exhibit 10(a) to the quarterly report
                                           on Form 10-Q of W.W. Grainger, Inc.
                                           for the quarter ended June 30, 2000




                               W.W. GRAINGER, INC.
                           SUMMARY DESCRIPTION OF THE
                 2000 COMPANY MANAGEMENT INCENTIVE PROGRAM (MIP)


I.       Introduction
         ------------

         The Company Management Incentive Program (MIP) was initiated
         January 1, 1993 for employees in grades 13 and above with the first payout in March 1994. For eligible participants, this program replaced participation in both the discontinued Team Achievement Bonus (TAB) and the Long-term Incentive Program (LTIP).

         The effective date of the Team Incentive Program (TIP) was January 1, 1994. This program included employees in salary grades 10 through 12. The first payout was made in March 1995. For eligible participants, this program replaced participation in the discontinued Team Achievement Bonus (TAB) program and other short-term incentive programs.

         Effective January 1, 1997, the MIP and the TIP were combined into one program. Changes were made to various provisions to accomplish this transition.

         For 2000, Company MIP was redesigned to provide alignment with key financial and business objectives. The program will include Company Economic Earnings as a measure, but will use additional measures.


II.      Objectives
         ----------

         The  Company MIP is designed to:

         o Focus participants on key financial measures. Management may change the emphasis on these measures from year to year based on the current business plan.

         o        Encourage  decision-making  which results in  improvements  in
                  Company  gross  profit,   operating  earnings,   and  economic
                  earnings as well as the achievement of key programs.


III.     Eligibility
         -----------

          Employees in incentive-eligible salary grades 10 and above are eligible to participate in this program, subject to the Terms and Conditions.

          Most business units have established incentive programs unique to their units. Employees who would otherwise be eligible for the Company MIP will instead participate in their unit-level program. Employees may not participate in multiple short-term incentive programs at the same time.


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IV.      Performance Measures
         --------------------

         For purposes of this program, there will be four performance measures:

         o Gross Profit Dollars - reflects the Company's interest in accelerating profitable revenue growth
         o Operating Earnings - emphasizes the need for careful management of expenses
         o        Economic   Earnings  -  captures   the  value  of  good  asset
                  management
         o Key Programs - allows management to highlight key imperatives on a year-to-year basis

         Operating earnings and economic earnings will be adjusted to add back the accrued bonus amount.

         For 2000, each of these measures will be weighted 25%. These percentages will be reviewed annually by the Compensation Committee of Management (CCOM) and the Compensation Committee of the Board (CCOB) and may be reset to emphasize different results in different years.

         The performance goals and key programs are determined by the CCOM. In determining a goal for each of the three financial measurements, the CCOM considers the actual result for the prior year, the planned result for the current year, and other information that may be relevant. The goals are then approved by the CCOB no later than the first quarter of the program year.



V.       Target Award Opportunity
         ------------------------

         Target awards are established for each grade and are stated as a percentage of the employee's base salary.



VI.      Determination Of Payment Amounts
         --------------------------------

         The following process is used to determine the payment amount for each participant.

         Step 1: Determine the performance results for each Company measure and the resultant performance to goal.

         Step 2: Compute the appropriate percentage of target award earned for each measure. Determine the Total Percentage Payout using the following formula.

         Total % Payout =  (Economic  Earnings % of  Target Earned  X 25%)
                        + (Operating Earnings % of Target Earned X 25%) + (Gross Profit % of Target Earned X 25%)
                        +  (Key  Programs % of Target Earned X 25%)




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         Step  3:  Calculate  each  participant's  incentive  amount  earned  as follows:

         Incentive Amount Earned  =  (Annualized 12/31 Salary X Target Award %)
                                    X Total % Payout

         Those employees who are eligible to participate for only part of the year will have their incentive amount adjusted accordingly, based on the eligibility provisions in the Terms and Conditions.

         Step 4: Final incentive amounts must be approved by the CCOM and CCOB.


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